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                                                                   EXHIBIT 23(B)

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


              We consent to the references to our firm under the captions "Sensormatic Selected Historical Financial Information" and "Experts" in Amendment No. 1 to the Registration Statement (Form S-4, No. 33-51957) and related Prospectus of Sensormatic Electronics Corporation (the "Company"), and to the incorporation by reference therein of our report dated August 13, 1993, with respect to the consolidated financial statements and schedules of the Company included in its Annual Report (Form 10-K) for the year ended June 30, 1993, filed with the Securities and Exchange Commission.





                                                                   ERNST & YOUNG



Miami, Florida
January 31, 1994